UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

TECH/OPS SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road
Southborough, MA 01772
(Address of principal executive offices and zip code)

(508) 281-5510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Registrant filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware which (1) merged a wholly-owned subsidiary of the Registrant with and into the Registrant, with the Registrant surviving the merger, and (2) changed the Registrant’s corporate name to Sevcon, Inc., all effective as of June 7, 2011.  The sole purpose of the merger was to change the Registrant’s corporate name.  The Registrant then filed a Restated Certificate of Incorporation effective as of June 7, 2011.

On June 7, 2011, the Registrant amended the Amended and Restated By-laws of the Registrant to reflect the name change. Other than the name change, no changes were made to the Registrant’s By-laws in effect before June 7, 2011.

Item 8.01.	Other Events

On June 7, 2011, the Registrant issued a press release announcing the name change.  The Registrant’s NASDAQ ticker symbol will change from TO to SEV, effective June 8, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Ownership and Merger.

3.2	Restated Certificate of Incorporation, as amended through June 7, 1011.

3.3	Amended and Restated By-laws, as amended.

99.1	Press Release of the Registrant, dated June 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH/OPS SEVCON, INC.

Dated: June 7, 2011	By: /s/ Raymond J Thibault Jr
Raymond J. Thibault Jr.
Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Ownership and Merger.

3.2	Restated Certificate of Incorporation, as amended through June 7, 1011.

3.3	Amended and Restated By-laws, as amended.

99.1	Press Release of the Registrant, dated June 7, 2011.